WORK AGREEMENT

Between

SES Societe d’Energie Solaire SA

and

Mr. Bernard Balmer

It is agreed that:

PURPOSE OF THE AGREEMENT

As part of its activities, SES Societe d’Energie Solaire SA hires

Mr. Bernard Balmer

from May 1, 2006 to August 31, 2006, as

Engineer

Mr. Bernard Balmer will carry out all the tasks required by the circumstances and inherent in the responsibilities given to him.

This is a fixed-term agreement.

The time Mr. Bernard Balmer will be employed will be 100%.

SALARY

Mr. Bernard Balmer will receive a gross monthly salary of:

CHF 9,300

This amount will include:

the basic monthly salary

the 13th: 8.333%

vacation pay: 8.33%

The usual payroll taxes will be deducted from the gross salary at the end of each month.

GENERAL DUTIES

Mr. Bernard Balmer agrees to carry out the tasks and responsibilities given to him to the best of his ability.

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He is prohibited from engaging in any activities, for himself or on behalf of others, that could cause harm to or damage the interests of SES Societe d’Energie Solaire SA.

SES Societe d’Energie Solaire SA agrees to provide Mr. Bernard Balmer with the necessary technical support that will allow him to fulfil his responsibilities under this agreement.

Mr. Bernard Balmer must maintain strict confidentiality with regard to everything he learns in the course of his work. He will be bound by this obligation even after the end of the agreement.

JURISDICTION

In case of litigation regarding the interpretation or execution of the present agreement, the parties agree that Swiss law shall apply, and that the courts of Geneva shall have jurisdiction, unless an appeal is lodge with the Federal Court of Switzerland.

Done in duplicate at Plan-les-Ouates, April 26, 2006

SES Societe d’Energie Solaire SA [signed] Sandrine Crisafulli Administrative Director	Mr. Bernard Balmer [signed]

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